EXHIBIT 21 - SUBSIDIARIES OF REGISTRANT

                   COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES

                              FED. I.D. 11-2037182


        NAME OF SUBSIDIARY                                    I.D. NUMBER


Atlantic Hardware and Supply Corporation                      13-2687036

Wel-Com Financial Services, Inc.                              31-0484520

Universal Supply Group, Inc.                                  11-3391045

Well-Bilt Steel Products, Inc.                                22-3408907




















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